EXHIBIT 10(d)18

BASE SALARIES OF NAMED EXECUTIVE OFFICERS

GULF POWER COMPANY

The following are the annual base salaries, effective March 1, 2012, of the Chief Executive Officer and Chief Financial Officer of Gulf Power Company and certain other executive officers of Gulf Power Company who served during 2011.

Mark A. Crosswhite President and Chief Executive Officer	$411,529
R. Scott Teel Vice President and Chief Financial Officer	$239,083
P. Bernard Jacob Vice President	$254,882
Mike L. Burroughs Vice President	$189,199
Bentina C. Terry Vice President	$256,563